Exhibit 99.1

Investor Presentation August 2013 NASDAQ: STRM Knowledge Management Solutions for Healthcare Providers

Disclosure Statements TRADEMARKS Product or company names referenced herein may be trademarks or registered trademarks of their respective owners.

Our Knowledge Management solutions aggregate unstructured and fragmented data across the clinical and financial spectrum of an admission or a visit– providing clients with intelligently organized, easily accessible insights, enabling better decision-making and better financial results. Knowledge management solutions provider Streamline Health: A Clear Way Forward Integrate with leading EMR, financial and clinical systems High client retention with deeply embedded solutions Installed base of top tier clients presents sizable opportunity SaaS model enhances recurring revenue profile – TTM Q1 2013 vs. TTM Q1 2012 recurring revenue grew 45%. Highly scalable SaaS model Management team with extensive healthcare information technology experience in both public and private equity or venture backed entities. Proven management team The increasing complexity of provider reimbursement strategies coupled with the demands of EHR implementations and a shift in coding metrics are drivers for growth. Macro market conditions driving growth 95% client retention due to subject matter expertise coupled with innovative, deep and broad solutions that integrate with the existing business process of our clients while delivering meaningful ROI.

Addressing Critical Healthcare Issues Electronic Medical Records Providers must show “meaningful use” by 2015 (maximum reimbursement ends 2012) HITECH/ARRA is just the beginning of the EMR life cycle Enable access to unstructured data from within the EMR with MU certified EHR module Declining Reimbursements Payor denials and lack of timely reimbursements squeeze profits With decreasing profit margins, providers will rely on business analytics tools to help them protect their revenue Accelerate coding, billing, A/R collection and increase visibility of financial KPIs with business analytics ICD-10 Transition ICD-9 to ICD-10 Conversion by October 1, 2014 Over 140,000 new codes in ICD-10 Computer Assisted Coding (CAC) solution addresses ICD-10 conversion issues Streamline Health solutions address critical pain points for providers

Growing Addressable Market Current Market Focus Potential New Markets Compelling Market Fundamentals

Actionable Information and Knowledge Management

Solutions Across the Patient Experience

The clinical and financial spectrum of an admission or visit

Referral → Registration → Admission → Discharge → HIM → Coding → CDI → Billing & Collections → Reconciliation → Audit

Patient Access | Clinicians | HIM | Coding | Clinical Documentation Improvement | Patient Financial Services | Revenue Cycle

Enterprise Solutions

AccessAnyWare™

Enterprise Content Management

- CharityWare
- CompletionWare
- ReleaseWare
- ReferWare
- PreOpWare
- FolderView

Collabra™

Coding and Clinical Documentation Improvement

- eCAC
- ePhysician Query
- eCDI
- eAbstract

OpportunityAnyWare™

Business Analytics Delivering Actionable Information

- ARWare
- AuditWare
- 835DenialWare

©2013 Streamline Health, Inc.

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STREAMLINEHEALTH

Current Client Base Frost and Sullivan report: U.S. Hospital Health Data Analytics Market (2012)

Case Studies

Competitive Landscape ECM / Access AnyWare Coding / Collabra Analytics / Opportunity AnyWare Traditionally compete on solution price, service level, agility, customizability & Industry specific Traditionally compete on solution appeal

Go-To-Market Strategy

Executive Team Name Title Years of Experience: Previously Streamline Industry Total Robert Watson President & Chief Executive Officer 3 23 32 DocuSys, Concuity, Cerner (NASDAQ: CERN) Nicholas Meeks Senior Vice President & Chief Financial Officer 2 6 9 Emdeon (NYSE: EM), Chamberlin Edmonds Richard Nelli Senior Vice President & Chief Technology Officer 1 22 22 Optum (NYSE: UNH), Caremedic Matthew Seefeld Senior Vice President, Solution Strategy 2 14 16 Interpoint Partners, Deloitte, PwC Michael Schiller Senior Vice President, Sales & Marketing 2 22 22 AllScripts (NASDAQ: MDRX), GE Healthcare (NYSE: GE) Herbert Larsen Senior Vice President, Client Services 1 25 26 Edifecs, Cigna (NYSE: CI), Arthur Andersen Carolyn Zelnio Vice President & Chief Accounting Officer 1 1 16 Aderant, Witness Systems (NASDAQ: WITS), KPMG

Financial Performance TTM Q1 13 TTM Q1 12 82.0% Recurring revenue % total 75.8% 45.3% Recurring revenue growth 19.9% 51.1% Gross margin 49.9% $53.0 Backlog ($ millions) $31.4 35% Growth 4% Growth TTM Revenue ($ in millions) TTM Adj. EBITDA ($ in millions) Increasing Recurring Revenue Key Financial Improvements Achieved

2013 Strategic Goals and Projections Maintenance $21.5 Key Strategic Goals FY 2013 Revenue ($ in millions) Adj. EBITDA ($ in millions)

Company Summary A leading provider of SaaS-based enterprise content management, business analytics, computer assisted coding (CAC), and clinical documentation improvement (CDI) solutions for healthcare providers. NASDAQ: STRM Exchange/Ticker August 9, 2013: $7.57 (52 Week High - $7.80, Low - $3.50) Share Price (52 Week Range) 13.0 million (June 14, 2013) Common Shares Outstanding August 9, 2013: $98.4 million Market Cap $4.0 million (April 30, 2013) Cash $13.4 million (April 30, 2013) Bank Debt $24.8 million (April 30, 2013) TTM Revenue $5.5 million (April 30, 2013) TTM Adj. EBITDA 100 Number of Associates